Exhibit 4.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST
OF
GRAYSCALE ETHEREUM MINI TRUST (ETH)

This Certificate of Amendment of Grayscale Ethereum Mini Trust (ETH) (the “Trust”) is being duly executed and filed to amend the Certificate of Trust (the “Certificate of Trust”) of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust amended hereby is Grayscale Ethereum Mini Trust (ETH).

2. Amendment of Certificate. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Grayscale Ethereum Mini Trust ETF.

3. Effective Date. This Certificate of Amendment shall be effective on November 4, 2024, at 12:01 a.m.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

CSC DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee of the Trust

By: /s/ Gregory Daniels

Name: Gregory Daniels

Title: Vice President